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                                   Exhibit 6.0
                        Plan of Reorganization and Merger
                       for Change of Situs: Utah to Nevada
                                 March 15, 1999

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

                        PLAN OF REORGANIZATION AND MERGER
                               FOR CHANGE OF SITUS
                                    BY WHICH
                         Reliant Interactive Media, Inc.
                              (A UTAH CORPORATION)
                            WILL MERGE WITH AND INTO
                         Reliant Interactive Media, Inc.
                             (A NEVADA CORPORATION)
             FOR THE PURPOSE OF CHANGING THE PLACE OF INCORPORATION


       This Plan of Reorganization is made effective and dated this day of March 15, 1999, by and between the above referenced corporations, sometimes referred to herein as "the Public Company" and "the Private Company", respectively.


                                   I. RECITALS

A. The Parties to this Agreement

       1. RELIANT INTERACTIVE MEDIA, INC. ("the Public Company") is a Utah Corporation.

       2. RELIANT INTERACTIVE MEDIA, INC. ("the Private Company") is a Nevada Corporation, having been created (or to be created) on behalf of Reliant Interactive Media, Inc. for the purpose of changing the place of incorporation from Utah to Nevada.

B. The Capital of the Parties:

       1. THE CAPITAL OF THE PUBLIC COMPANY consists of 50,000,000 shares of common voting stock of $0.001 par value authorized, of which 15,000,000 shares are issued and outstanding.

       2. THE CAPITAL OF THE PRIVATE COMPANY consists of 50,000,000 shares of common voting stock of $0.001 par value authorized, of which no shares have been or are issued or outstanding.

C. The Decision to Reorganize to Change Situs: The Parties have resolved, accordingly, to merge and relocated the place of incorporation, by means of the following reorganization, by which the Public Company will merge with and into the Private Company move to Nevada.


                           II. PLAN OF REORGANIZATION

A. Change of Situs: The Public Company (Utah) and the Private Company (Nevada) are hereby reorganized for the sole and singular purpose of changing the place of incorporation of Reliant Interactive Media, Inc.; such that immediately following the Reorganization the Utah Public Company will move to Nevada.

       1. THE PUBLIC COMPANY: Reliant Interactive Media, Inc. of Utah will merge with and into and thereafter be Reliant Interactive Media, Inc.of Nevada. The Public Company will retain its corporate personality and status, and will continue its corporate existence uninterrupted, in and through, and only in and through the Nevada Corporation.

       2. CONVERSION OF OUTSTANDING SHARES: Forthwith upon the effective date hereof, each and every one share of stock of the Public Utah Company shall be converted to one share of the Nevada Company. Any such holders of shares may surrender them to the transfer agent for common stock of the Public Utah Company, which transfer agent shall remain and continue as transfer agent for the Nevada Company.

       3. EFFECTIVE DATE: This Plan of Reorganization shall become effective immediately upon approval and adoption by Corporate parties hereto, in the manner provided by the law of its place of incorporation and its constituent corporate documents, the time of such effectiveness being called the effective date hereof.

       4. SURVIVING CORPORATIONS: The Nevada Company shall survive the Reorganization after Reorganization, with the operational history of the Utah Company before the Reorganization, and with the management, duties and relationships to its shareholders unchanged by the Reorganization and with all of its property and with its shareholder list unchanged.

       5. FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING: the Directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and good faith with each other and each others shareholders.

       THIS REORGANIZATION AGREEMENT is executed on behalf of each Company by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

Reliant Interactive Media, Inc.                  Reliant Interactive Media, Inc.
(A UTAH CORPORATION)                             (A NEVADA CORPORATION)

by                                               by


/s/                                              /s/
-------------------------------                  -------------------------------
Kevin Harrington                                 Kevin Harrington
PRESIDENT, DIRECTOR                              PRESIDENT, DIRECTOR



/s/                                              /s/
-------------------------------                  -------------------------------
Tim Harrington                                   Tim Harrington
SECRETARY, DIRECTOR                              SECRETARY, DIRECTOR